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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-4 of our report dated May 26, 1999, appearing in the Annual Report on Form 10-K/A of Computer Sciences Corporation for the year ended April 2, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                          Deloitte & Touche LLP

Los Angeles, California
October 12, 1999